SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Ongoing Dispute with Commonwealth Hotels, Inc. in connection with Termination of Hotel Management Agreements

As previously announced, Eagle Hospitality Properties Trust, Inc. (the “Company”) previously gave notice to terminate the hotel management agreements with Commonwealth Hotels, Inc., (“Commonwealth”). The effectiveness of the termination of each hotel management agreement is conditioned upon the consummation of the pending merger with AP AIMCAP Corporation. Commonwealth subsequently sent notices disputing the Company’s right to give notice of termination under the hotel management agreements prior to the consummation of the merger and demanding arbitration of the termination issue, as well as other related issues.

On August 6, 2007, the Company received a copy of an arbitration demand that Commonwealth planned to file with the American Arbitration Association regarding the termination issue, as well as other related issues. The Company disagrees with Commonwealth’s claims and intends to vigorously defend and assert counterclaims in the arbitration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ J. William Blackham
J. William Blackham
President and Chief Executive Officer

Dated: August 10, 2007